                                                                   EXHIBIT 10.10

CONFIDENTIAL

                             MANUFACTURING AGREEMENT

                                     Between

OPOCRIN S.P.A. - having its registered office at via Pacinotti, 3 - 41040 Corlo di Formigine (Modena) Italy - Via Pacinotti 3 thereinafter referred to as OPOCRIN)

                                      and

PARTEC having its registered office at 216 Jaffa Road, Jerusalem 94383 Israel (thereinafter referred to as PARTEC)

(together called PARTIES)

have agreed, on 16 April 1999, as follows:

                                    WHEREAS

OPOCRIN is an Italian firm which has been producing for many years biological products in bulk from animal glands and tissues. One of these products is porcine Sulodexide (Glucuronylglucosaminglycansulphate) . ("DS") which OPOCRIN has been supplying ALFA WASSERMANN (thereinafter referred to as ALFA) for its specialty VESSEL, since the date of its commercialization.

PARTEC is an Israeli company specialized in the development and marketing of biopharmaceutical products and is interested in buying DS from OPOCRIN pursuant to the terms set forth in this Agreement for a product to be registered, approved and marketed throughout the world (hereinafter referred to as the TERRITORY).

                  NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

PRODUCTION

         1. OPOCRIN agrees to manufacture and PARTEC agrees to purchase amounts of DS as PARTEC shall order from time to time for sale by PARTEC, or its licensees, affiliates or partners, in the TERRITORY. OPOCRIN may, subject to PARTEC's prior written agreement, procure the supply of DS to PARTEC from a third party, provided that such supply of DS shall conform in all respects to the requirements set forth in this Agreement. Partec shall purchase, at a minimum, amounts of DS from Opocrin sufficient to meet its needs for all clinical trials of Sulodexide during the term of this Agreement. Such amounts shall not be less than ten (10) kilograms for the Phase II trials and one hundred (100) kilograms for the Phase III trials, provided that the conduct of such trials is approved by the United States Food and Drug Administration (the "FDA"). Provided that OPOCRIN continues to comply with its obligations under this Agreement, PARTEC agrees that it shall continue to purchase from OPOCRIN all the DS it shall require for the sale and distribution of Sulodexide subsequent to the approval of such sale by the FDA, and shall recommend to its sublicensees, if any, that they should purchase their DS needs from OPOCRIN as well.

         2. OPOCRIN states that its production of DS is made according to its own Drug Master File ("D.M.F.") (which was supplied by ALFA to PARTEC under a separate agreement) which shall comply with acceptable manufacturing procedures. OPOCRIN agrees to comply in the future with the regulations and guidelines promulgated from time to time by the FDA and other regulatory authorities and current Good Manufacturing Practices ("cGMP"). The above mentioned D.M.F. contains an International Validation to exclude the presence of conventional viruses in the final product.

CONFIDENTIAL

         3. PARTEC's purchase of DS from OPOCRIN shall not confer on PARTEC or its licensees, affiliates and/or partners, any licensee, express or implied, of OPOCRIN's proprietary, confidential information and know-how.

         4. OPOCRIN requires a minimum lead time from the placement of an order up to the date of delivery of forty five (45) Italian business days. Provided that PARTEC has not been declared in breach of this Agreement by OPOCRIN, OPOCRIN may not refuse a production order from PARTEC made pursuant to this Agreement.

         5. OPOCRIN shall give written notice of at least sixty (60) days to PARTEC in the event that it takes any operational or strategic decision that could affect, in any way, the timely and appropriate fulfillment of OPOCRIN's obligations set forth in this Agreement and shall take all necessary steps to prevent such decision having such effect.

         6. OPOCRIN agrees that in the event that (a) it becomes unable to meet the needs of PARTEC for the production of DS; or (b) PARTEC has sublicensed some or all of its rights to produce and sell Sulodexide to a third party that, in spite of PARTEC's recommendation to purchase its DS needs from OPOCRIN, chooses to move the manufacture of DS from OPOCRIN to another manufacturer, OPOCRIN shall transfer, without cost to PARTEC beyond the amounts set forth in paragraph 10, below, all information produced by it in connection with the fulfillment of its obligations under this Agreement, but not proprietary to OPOCRIN, to PARTEC for transmission to such other manufacturer. In the event that information proprietary to OPOCRIN is required by the other manufacturer to produce DS according to the specifications required, OPOCRIN shall be entitled to a reasonable license fee for such information upon reasonable terms and conditions to be negotiated between OPOCRIN and the relevant parties. Absent the successful conclusion of such a license agreement to OPOCRIN's proprietary information, OPOCRIN shall have no obligation to release such proprietary information to PARTEC or any third party.

         7. OPOCRIN shall supply all the data in its possession required by PARTEC in connection with its Initial New Drug application with the FDA within twenty one (21) days of PARTEC's request for such data. In addition, OPOCRIN, at the appropriate time, shall generate, in return for the *** payment set forth in paragraph 10, below, all reasonable data necessary to support an approvable D.M.F. and shall provide PARTEC with a letter of authorization referencing the "closed section" of the D.M.F. for the purposes of complying with FDA requirements ("Letter of Authorization").

         8. As soon as practicable after receiving FDA approval for an appropriate IND, and in each September thereafter, the PARTIES shall meet to discuss forecasts of PARTEC's anticipated future needs. Should the parties agree that PARTEC's anticipated future needs exceed OPOCRIN's manufacturing capacity, OPOCRIN shall submit a plan within three (3) months of the data such under-capacity becomes known to the parties whereby it shall increase such capacity.

PRICE, SHIPPING AND TERMS OF DELIVERY

         9. The per kilogram price for the DS being purchased in connection with the Phase II and III clinical trials shall be calculated by multiplying the per kilogram United States bulk price of sodium heparin at the time each order is placed by PARTEC by a factor of ***. The price quoted by OPOCRIN on each order shall be the total price invoiced to and paid by PARTEC and shall subsume any and all costs incurred by OPOCRIN in the performance and production of such order. The parties shall negotiate in good faith the yearly price for DS once, and if, the FDA grants its approval for the commercial marketing of DS.

         10. Within ten (10) days of the date of the execution of this Agreement, PARTEC shall pay to OPOCRIN the amount of ***. This payment represents (a) a *** non-refundable payment in consideration of the set-up work that OPOCRIN is required to do at the proper time to comply with its obligations under this

CONFIDENTIAL

             Agreement, including, but not limited to, the preparation of the D.M.F., the Letter of Authorization and all supporting materials; and (b) a *** non-refundable advance against payment for the DS to be purchased in connection with the Phase II clinical trials. Within ten (10) days of the successful completion of the Phase II trials, PARTEC shall pay to OPOCRIN the amount of *** as an advance against payment for the DS to be purchased in connection with the Phase III clinical trials. In the event that such Phase III trials are not held, OPOCRIN shall refund PARTEC this *** prepayment.

         11. OPOCRIN sells DS, C.L.F. arrival at a location of PARTEC's choosing. All orders of DS shall be shipped by OPOCRIN in a manner that accords with cGMP quality and accreditation requirements. OPOCRIN shall provide all reasonable documentation necessary to allow the release of the order from any reasonable customs restrictions to either PARTEC or a third party designated by PARTEC, but shall not be responsible for the final clearing of the order from customs. PARTEC shall be responsible for paying all appropriate customs duties and charges.

         12. PARTEC shall pay for each order of DS as follows: Fifty percent (50%) of the purchase price by Swift telex transfer to OPOCRIN not later than 30 (thirty) days from the date of invoice; and fifty percent (50%) of the purchase price by Swift telex transfer to OPOCRIN not later than fifty (50) days from the date of the AWB accompanying the order.

WARRANTY AND QUALITY CONTROL

         13. OPOCRIN warrants:

             a) That DS shall be of the kind and quality described in the product specifications of the relative D.M.F.,

             b) That the certificate of analysis which will accompany DS is correct and has been produced using accepted procedures and standards and by reputable workers, and

             c) That it shall update the D.M.F. as required by relevant governmental requirements of the FDA, with a copy to PARTEC.

         14. OPOCRIN agrees that it shall perform a thorough quality control check on each batch of DS manufactured pursuant to an order submitted by PARTEC and that such check shall include, but not necessarily be limited to, characterization and statistical analysis of potency.

         15. At least six (6) weeks Prior to the scheduled dispatch of each batch of DS, OPOCRIN shall send a sample of the batch to PARTEC, or to a third party designated in writing by PARTEC. PARTEC shall have the sample analyzed according to the technique set out in the D.M.F. and shall communicate the results of the analysis to OPOCRIN within four (4) weeks of receipt of the sample. If, after conducting the quality testing set forth in this paragraph, a sample is determined to have failed such quality testing, OPOCRIN shall replace, within twenty (20) Italian business days of receipt of written notification by PARTEC, the defective sample at its own expense and pay all freight with respect to such replacement. PARTEC assumes sole responsibility for determining whether the DS is suitable for the use contemplated by PARTEC.

         16. PARTEC, or a third party chosen by it, shall analyze each batch of DS upon receipt and shall inform OPOCRIN within fourteen (14) days of PARTEC's receipt of the batch of any discrepancy between the analysis of the sample provided and approved under paragraph 14, above, and the analysis of the batch of DS. If, after conducting the analysis set forth in this paragraph, a batch is determined to be different than the sample approved under paragraph 14, above, OPOCRIN shall replace, within 3 (three) weeks of receipt of written notification by PARTEC, the defective batch at its own expense with a sample of a new batch in the manner set forth in paragraph 15, above, and pay all freight and duty with respect to such replacement,

CONFIDENTIAL

             provided, however, PARTEC has stored the batch under proper conditions from the date it received such batch. In the event of any disagreement over the analysis conducted pursuant to this paragraph, the PARTIES shall use all reasonable means to reach agreement.

         17. In the event that the sample or the batch of DS manufactured by OPOCRIN to replace the defective batch should itself fail to pass the agreed upon quality control standards set forth in the D.M.F. and this Agreement, OPOCRIN shall pay any definitively ascertainable consequential damages incurred by PARTEC as a result of the delay in production of Sulodexide tablets engendered by a delay caused by such failure, including, but not limited to, any costs associated with the cancellation of tablet manufacturing previously scheduled in reliance upon OPOCRIN's timely production and delivery of conforming DS, provided that in no event shall such damages, even if proven, exceed one-third (1/3) of the purchase price of such batch.

         18. Any dispute regarding the quality of a batch delivered pursuant to this Agreement that cannot be settled amicably within thirty (30) days after it arose shall be referred to an independent testing organization that meets appropriate Good Laboratory Practices or to a consultant of recognized repute within the European Pharmaceutical Industry mutually agreed upon by the parties. If the parties cannot agree on the appointment of such organization or consultant within forty five (45) days after the dispute arose, either party may request the chairman of the International Chamber of Commerce to appoint an organization or consultant. The determination of the organization or consultant so chosen or appointed shall be final and binding on the parties. Any fees and expenses of the organization or consultant shall be borne by the party against which the determination is made.

RECORDS AND CONFIDENTIALITY

         19. OPOCRIN shall maintain the appropriate records in connection with the production of DS for PARTEC pursuant to this Agreement. At least once in each six (6) month period (beginning with the execution of this Agreement), OPOCRIN shall provide PARTEC with a complete set of such records in electronic and typed form. All records required to be maintained by this Agreement shall be maintained in the English language.

         20. The parties recognize that in the course of fulfilling their respective obligations pursuant to this Agreement, they will have occasion to disclose to each other confidential and proprietary information. Accordingly, they agree to execute a non-disclosure agreement substantially in the form as annexed to this Agreement as Attachment A.

LIABILITY AND INDEMNIFICATION

         21. Other than as set forth in paragraph 17 above, OPOCRIN shall only be liable for any injury, monetary or otherwise, suffered by PARTEC or any third party in connection with the Product or its use, if and only to the extent such injury was caused by the Product at issue not being manufactured in conformance with the requirements of the D.M.F. and the other provisions of this Agreement.

         22. PARTEC agrees to indemnify, hold harmless and defend OPOCRIN, its trustees, officers, employees, and agents from and against any and all claims, suits, losses, damages, costs; fees, expenses (including reasonable attorney's fees), and other liabilities asserted by third parties, both government and non-government, resulting from or arising out of the manufacture and supply of the Product carried out pursuant to this Agreement; provided, however, that PARTEC shall not be liable for (a) negligence, international wrongdoing, or failure to follow the provisions of this Agreement, by OPOCRIN, its trustees, officers, employees and agents and (b) any and all claims for damages to OPOCRIN property or for bodily injury, death or property damage to employees of OPOCRIN arising out of the performance of this Agreement, except for the negligent or international acts solely of the PARTEC with respect to both (a) and (b) above, Without limiting the foregoing, except for the negligence or willful misconduct of OPOCRIN, PARTEC agrees to indemnify and defend OPOCRIN from all

CONFIDENTIAL

             liabilities, demands, damages, expenses and losses (including reasonable attorney fees and expenses of litigation) arising out of the use by PARTEC, or any party acting on behalf of or under authorization from PARTEC, of the Product; provided, however, that the Product has been manufactured in accordance with the provisions of this Agreement. This paragraph shall survive termination of this Agreement.

         23. OPOCRIN agrees to indemnify, hold harmless and defend the PARTEC, its directors, officers, employees, and agents from and against any and all claims, suits, losses, damage, costs, fees, expenses (including reasonable attorney's fees), and other liabilities asserted by third parties, both government and non-government, resulting from or arising out of the manufacture and supply of the Product carried out pursuant to this Agreement as a result of the negligence, intentional wrongdoing or failure to follow the provisions of this Agreement, of OPOCRIN, its trustees, officers, employees and agents and any and all claims for bodily injury, death or property damage to employees of OPOCRIN or to any third party acting on behalf of or under the authorization of OPOCRIN arising out of the performance of this Agreement; provided, however, that OPOCRIN shall not be liable for the negligent or intentional acts solely of PARTEC. Except as provided in paragraph
             (a) above, OPOCRIN, its trustees, officers, employees and agents shall incur no liability under this section with respect to any claims, suits, losses, damages, costs, fees, expenses (including reasonable attorney's fees), and other liabilities asserted by third parties, both government and non-government, as a result of product liability and/or patent infringements.

TERM AND TERMINATION

         24. Unless otherwise terminated pursuant to this section, this Agreement shall remain in force for a period for ten (10) years from the date of its execution.

         25. Notwithstanding the provisions of paragraph 24, above, this Agreement may be terminated; (a) by either party upon one hundred and eighty (180) days advance written notice, provided that should such termination notice be given while OPOCRIN is filling a previously placed order, such termination shall not take effect until such order has been completed and supplied to and paid for by PARTEC; or (b) immediately by either party; (i) if one of the parties shall be declared insolvent or bankrupt; (ii) if a petition is filed in any court and not resolved within sixty (60) days to declare one of the parties bankrupt or for a reorganization pursuant to the applicable bankruptcy or insolvency laws; or (iii) if either party becomes involved in any voluntary bankruptcy or other voluntary insolvency proceedings.

         26. Upon the effective date of termination of this Agreement for any reason, OPOCRIN shall cease accepting orders from PARTEC for the production of DS and the parties shall return any and all confidential information belonging to the other party in their possession.

MISCELLANEOUS PROVISIONS

         27. Independent Contractors: The relationship between OPOCRIN and PARTEC is that of independent contractors and neither's agents, representatives, or employees shall be considered employees of the other. The parties shall each conduct their respective businesses on their own initiative and responsibility and shall have no authority to incur any obligations on behalf of the other. Except as otherwise set forth in this Agreement, each party shall pay all costs and expenses of whatever nature incurred by it in connection with its activities under this Agreement, including but not limited, to any commissions paid to agents, representatives, or employees engaged or employed by it and expenses for travel, entertainment, offices or any other items.

         28. Notices: All notices under this Agreement shall be in writing and shall be addressed as follows:

CONFIDENTIAL

        TO OPOCRIN

        Via Pacinotti, 3
        41040 Corlo di Formigne
        Modena, Italy
        Attention: Dr. G. Veronesi

        TO PARTEC
        216 Jaffa Road
        Jerusalem 94383 Israel
        Attention: Bob Trachtenberg
                   General Counsel

             or at such other address as such party may specify in writing from time to time. All notices shall be sent by certified or registered mail, first-class postage prepaid, by courier delivery or by personal delivery, and shall be deemed effective upon actual receipt, if by personal or courier delivery, and seven (7) days after its dispatch, if by certified or registered mail.

         29. Force Majeure: Neither party shall be liable to the other for its failure to perform any of its obligations hereunder during any period in which such performance is delayed by circumstances beyond its reasonable control, including, but not limited to fire, flood, war, embargo, strike, riot, inability to secure materials and transportation facilities or the intervention of any governmental authority. If such delaying cause shall continue for more than ninety (90) days, the party injured by the inability of the other to perform shall have the right upon written notice to either (a) terminate this Agreement or (b) treat this Agreement as suspended during the delay and reduce any commitment in proportion to this duration of this delay.

         30. Successors: The terms and conditions of this Agreement shall be binding on any successors of either party, where such successor has acquired majority control of such party, provided that either party or its successor shall be entitled to terminate this Agreement pursuant to the provisions of paragraph 25(a), above.

         31. Assignment: Either party shall be entitled to assign its rights under this Agreement to a third party upon written notice to the other party provided that such third party, (a) in the reasonable opinion of the non-assigning party, is capable of fulfilling the responsibilities of the assigning party; and (b) adopts the terms and conditions of this Agreement in writing delivered to the non-assigning party.

         32. Resolution of Disputes: Any disputes arising out of this Agreement shall be adjudicated before a single arbitrator pursuant to the rules of the International Chamber of Commerce in Geneva, Switzerland. Nothing in this paragraph shall prevent either party from applying to the appropriate judicial authority in whatever jurisdiction the other party may be sued for provisional relief as necessary to protect its rights under this Agreement, including, but not limited to, applications for injunctions and temporary restraining orders, provided that any proceedings beyond the proceeding for provisional relief shall be transferred, by consent of the parties, to the International Chamber of Commerce for adjudication as set forth above. All pleadings, correspondence, documents, testimony or other material introduced in any proceeding before the International Chamber of Commerce in respect to this Agreement shall be in the English language as shall all deliberations and proceedings had therein.

         33. Entire Agreement: This Agreement, including the Attachments, constitutes the entire agreement between the parties with respect to this subject matter and supersedes all previous proposals, both oral and written, negotiations, representations, commitments, writings and all other communications between the parties. Each party acknowledges that in entering into this Agreement, it has not relied on any promises, inducements or representations of the other party that are not explicitly set forth in this written Agreement. This Agreement may not be released, discharged or modified except by an instrument in writing signed by the parties.

         34. Severability: If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other part or provision of this Agreement.

         35. Authoritative Language: This Agreement has been drafted and agreed to in the English language, and is the authoritative version for interpretation and construction by any adjudicative body.

         36. Waiver: No waiver of any breach of any provisions of this Agreement shall constitute a waiver unless made in writing and signed by an authorized representative of the non-breaching party.

         37. Headings: The headings provided in this Agreement are for convenience and organization only and shall not be construed as having any substantive effect.

IN WITNESS WHEREOF, each party to this Agreement has executed this Agreement by a duly authorized representative as of the date set forth above.

OPOCRIN S.P.A.                              PARTEC LTD.


By: /s/ DR. GIORGIO GIUSTI                 By: /s/ MORRIS LASTER
    ------------------------------             -------------------------------
    Dr. Giorgio Giusti
Title:  President                          Title:  CEO

CONFIDENTIAL

                                 ATTACHMENT A

                                  PARTEC LTD
                       Bio-Medical Venture & Management

                           CONFIDENTIALITY AGREEMENT

This Agreement dated 16 April 1999 shall serve to set forth the terms and conditions under which Partec Ltd. ("Partec") shall disclose to Opocrin, S.P.A. ("Opocrin") (or the "Receiving Party" or the "Disclosing Party", as appropriate) proprietary and confidential information to each other, including, but not limited to any and all information, know-how and data, technical or non-technical, and product samples and specifications relating to the manufacture of Sulodexide (the "Information").

1. The Receiving Party agrees not to divulge the Information which the Disclosing Party discloses to it and which is marked as "Confidential" (the "Confidential Information") to any third party or parties, or use said Confidential Information for any purposes other than those purposes set forth in the Manufacturing Agreement executed between the parties on 16 April 1999. The Receiving Party further agrees to limit disclosure only to those of its officers, employees, agents, affiliates and consultants as the Receiving Party considers necessary. The Receiving Party shall take all reasonable steps to prevent the disclosure of the Confidential Information as provided herein. This obligation shall be binding upon the Receiving Party and shall continue for a period of five (5) years from each date such Confidential Information is disclosed to the Receiving Party.

2. Nothing in the foregoing shall be construed to prevent the Receiving Party from disclosing or using any Information or from using Confidential Information which:

(a) was in the Receiving Party's possession or control prior to the date of disclosure;

(b) was in the public domain or enters into the public domain through no improper act on the Receiving Party's part or on the part of any of the Receiving Party's employees;

(c) is approved for public release by written authorization by the Disclosing Party;

(d) is developed independent of the information derived from the Confidential Information;

(e) is required to be disclosed by legal, administrative or judicial order; or

(f) is rightfully given to the Receiving Party from sources independent of the Disclosing Party, its employees or agents.

3. Oral information which the Disclosing Party wishes to be kept confidential must be reduced to writing and provided to the Receiving Party within thirty
(30) days of the initial disclosure to the Receiving Party by the Disclosing Party and conspicuously marked "Confidential."

4. It is understood and agreed that any and all propriety rights, including, but not limited to, patent rights, trademarks and proprietary rights in and to the Confidential Information disclosed to the Receiving Party shall be and remain in the possession of the Disclosing party and the Receiving party shall have no right, title or interest in or to any of the Confidential Information. In addition, nothing in this Agreement shall be construed as establishing any joint venture or other business relationship, as granting to the Receiving Party any license or right under any patent rights or as representing any commitment by either party to enter into any license or other agreement by implication or otherwise.

5. This Agreement constitutes the entire agreement of the parties pertaining to the subject matter hereof, and all prior or contemporaneous understandings or agreements, whether written or oral, between the parties with respect to such subject matter are hereby superseded in their entirety. The parties have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein and no agreement, understanding or promise subsequent to the date hereof relating to the subject matter of this Agreement, the Confidential Information or otherwise between or by one of the parties hereto shall be binding upon either party unless in writing and executed by both The Disclosing Party and the Receiving Party and neither party shall be reasonable in relying on oral statements made by the other which are not contained in a written agreement.

6. This Agreement may not be modified, amended or waived in any manner except by an instrument in writing signed by each of the parties hereto. The waiver by either party of compliance with any provision of this Agreement by the other party shall not operate or be construed as a waiver of such party of a provision of this Agreement. Neither party may assign its rights or obligations hereunder.

7. This Agreement shall be governed by and construed in accordance with the laws of the United Kingdom without regard to the conflicts of the law principles thereof.

8. In addition, each party warrants to the other party that the person signing this Agreement on behalf of the such party is fully authorized to bind the such party to the obligations set forth in this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized representatives as of the day and year written above.

OPOCRIN S.P.A.                                PARTEC, LTD.


By: /s/ DR. GIORGIO GIUSTI                    By: /s/ MORRIS LASTER, MD
    ---------------------------------             ------------------------------
Name:  Dr. Giorgio Giusti                     Name:  Morris Laster, MD
Title: President                              Title: CEO